UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 18, 2020

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 120
Norfolk, Nebraska	68701
(Address of Principal Executive Offices)	(Zip Code)

(301) 861-3305

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

Modification of KeyBank Credit Facility

On November 19, 2020, Condor Hospitality Trust, Inc. (the “Company”) entered into a Ninth Amendment to Credit Agreement among Condor Hospitality Limited Partnership, as borrower, the Company and the subsidiary guarantors party thereto, as guarantors, KeyBank National Association and the other lenders party thereto, as lenders, and KeyBank National Association, as administrative agent (the “Ninth Amendment”). The Ninth Amendment amends the Credit Agreement dated as of March 1, 2017, as amended by the First Amendment dated as of May 11, 2017, Second Amendment dated as of December 13, 2017, Third Amendment dated as of March 8, 2019, Fourth Amendment dated as of May 3, 2019, Fifth Amendment dated as of August 9, 2019, Sixth Amendment dated as of March 30, 2020, Seventh Amendment dated as of May 13, 2020 and Eighth Amendment dated as of November 16, 2020 (collectively, the “Credit Agreement”). The Credit Agreement is described in the Company’s Current Reports on Form 8-K dated March 1, 2017, May 11, 2017, December 13, 2017 and March 5, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, March 31, 2020 and September 30, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, and is incorporated herein by reference.

The Ninth Amendment, among other things, makes the following changes to the Credit Agreement:

•

Sets the size of the credit facility provided under the Credit Agreement at $130.0 million (of which $4.0 million is reserved for the payment of interest under the credit facility) and reinstates the ability to reborrow under the credit facility for (a) payment of interest and fees due under the credit facility and (b) funding any shortfalls to an approved budget for the Company. The Ninth Amendment requires that $10.0 million of proceeds from subordinated debt and $2.0 million of released FF&E reserves be used to repay loans outstanding under the credit facility, thereby reducing the balance outstanding under the credit facility to approximately $116.6 million. As a result, approximately $13.4 million is currently available for borrowing under the credit facility (of which $4.0 million is reserved for the payment of interest under the credit facility).

•	Extends the maturity date of the credit facility to January 2, 2023.

•

Implements a borrowing base debt service coverage ratio (ratio of adjusted net operating income from borrowing base properties to debt service for the credit facility (assuming a 30 year amortization)) equal to (a) 1.00 to 1 as of the end of the fiscal quarters ending September 30, 2021 and December 31, 2021, (b) 1.25 to 1 as of the end of the fiscal quarters ending March 31, 2022 and June 30, 2022 and (c) 1.50 to 1 as of the end of the fiscal quarter ending September 30, 2022 and each fiscal quarter thereafter. For purposes of calculating compliance with the covenant, annualized results are used until June 30, 2022 when the calculation is based on the most recently ended four fiscal quarters.

•

Modifies the fixed charge coverage ratio (ratio of adjusted consolidated EBITDA to consolidated fixed charges) to (a) 1.00 to 1 as of the end of the fiscal quarters ending September 30, 2021 and December 31, 2021, (b) 1.25 to 1 as of the end of the fiscal quarters ending March 31, 2022 and June 30, 2022 and (c) 1.50 to 1 as of the end of the fiscal quarter ending September 30, 2022 and each fiscal quarter thereafter. For purposes of calculating compliance with the covenant, annualized results are used until June 30, 2022 when the calculation is based on the most recently ended four fiscal quarters.

•

Modifies the maximum borrowing base leverage ratio (ratio of indebtedness outstanding under the credit facility to borrowing base asset value (based on updated as-stabilized appraisals) of 65%. The covenant is first tested on March 31, 2022.

•

Implements a minimum liquidity covenant of $3.0 million. In addition, the Ninth Amendment provides that if liquidity is below $6.0 million, (a) the agent may engage a financial advisor to advise it with respect to the Company and the credit facility, (b) a $2.0 million interest reserve must be maintained, (c) certain reporting must be completed on a weekly basis and (d) advances under the credit facility can only be made and applied pursuant to a cash flow waterfall. The Ninth Amendment also permits the incurrence of subordinated debt to increase liquidity.

•	Eliminates a previously implemented cash flow sweep / cash flow waterfall with respect to the use of available cash.

•	Eliminates the financial covenants regarding debt yield and consolidated leverage ratio.

•	Expands certain reporting obligations.

Some of the lenders in the Credit Agreement and /or their affiliates have other business relationships with the Company involving the provision of financial and bank-related services, including cash management and treasury services, and have participated in the Company’s prior debt financings and sales of securities.

The foregoing summary of the Ninth Amendment does not purport to be complete and is qualified in its entirety by reference to the Ninth Amendment, a copy of which is attached as Exhibits 10.1, 10.2 and 10.3 and is incorporated herein by reference.

Convertible Promissory Notes and Voting Agreements

On November 19, 2020, the Company entered into separate Convertible Promissory Notes and Loan Agreements (the “Notes”) in favor of (a) SREP III Flight—Investco 2, L.P. (“SREP”), an affiliate of StepStone Group LP (“StepStone”), for $7,220,443, and (b) Efanur S.A. (“Efanur”), an affiliate of IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), for $2,779,557. Pursuant to the Notes, the Company borrowed $10,000,000 from SREP and Efanur and used the proceeds to repay loans outstanding under the Credit Agreement. Each of the Notes matures upon the earliest to occur of (a) the closing of a Rights Offering (as defined below) or a Non-Rights Offering Conversion (as defined below) in an amount equal to the outstanding principal balance of the respective Note, (b) the acceleration of the respective Note on or after the occurrence of an Event of Default (as defined in the respective Note) and (c) January 2, 2023.

Each of the Notes accrues interest at 10.00% per annum (exclusive of any portion of the principal that is used in a Rights Offering and, in the case of the Note in favor of SREP, any backstop commitment), provides for the interest rate to increase to 20% upon an Event of Default or if any amounts under the applicable Note are outstanding after May 31, 2021, provides for the capitalization of interest and provides for the payment of all accrued and unpaid interest and principal on the maturity date. Each of the Notes also provides, subject to a Make Whole Fee (as defined in the respective Note) payable to SREP and Efanur, as applicable, for the interest rate to increase to 25% upon a determination by the disinterested members of the board of directors of the Company (a) not to proceed with, or to terminate, a Rights Offering, (b) to prohibit a Non-Rights Offering Conversion or (c) not to seek shareholder approval of the transactions contemplated by the Notes, including the issuance of shares of common stock of the Company and the conversion price (“Shareholder Approval”), because the failure to make any such determination would reasonably be expected to constitute a breach of the directors’ duties under Maryland law (a “Board Decision”).

Subject to receipt of Shareholder Approval or a Board Decision, SREP and Efanur may elect to convert the principal due under the applicable Note into common stock of the Company in connection with any future rights offering commenced by the Company for 4,000,000 shares of common stock of the Company at a price of $2.50 per share (a “Rights Offering”). Pursuant to the Note in favor of SREP, the Company has committed to offer to SREP the option to purchase any shares of common stock of the Company underlying any unexercised rights in any such Rights Offering.

If any amounts remain unpaid on the applicable Note after May 31, 2021 (or, if earlier, the termination, rescission or rejection of the Rights Offering), subject to receipt of Shareholder Approval or a Board Decision, SREP and Efanur may elect to convert the principal due under the applicable Note into 4,000,000 shares of common stock of the Company at a price of $2.50 per share (a “Non-Rights Offering Conversion”).

The issuance of shares in a Rights Offering or Non-Rights Offering Conversion is subject to receipt of the Shareholder Approval, which the Company has committed to seek at a special meeting of shareholders expected to be held no later than January 31, 2021.

In the event of a Board Decision in order to accept an unsolicited cash offer for newly issued common stock or securities convertible into common stock of the Company, then upon consummation of any such sale, the Company is required to pay SREP and Efanur a Make Whole Fee as set forth in their respective Note.

SREP and Efanur have entered into separate subordination and standstill agreements with KeyBank National Association that govern the rights of SREP and Efanur, as applicable, to seek payment under and enforce remedies under the applicable Note.

The foregoing summary of the respective Notes does not purport to be complete and is qualified in its entirety by reference to the Notes, copies of which are attached as Exhibits 10.4 and 10.5 and are incorporated herein by reference.

In connection with the entry into of the Notes, on November 19, 2020, the Company entered into separate voting agreements (the “Voting Agreements”) with (a) StepStone Group Real Estate LP, StepStone Rep III (GP), LLC, StepStone Group Real Estate Holdings LLC and SREP Flight-Investco, L.P. (collectively, the “StepStone Shareholders”), which are affiliates of SREP and StepStone, and (b) the Real Estate Investment Group VII L.P., Real Estate Strategies L.P. and Efanur S.A. (collectively, the “IRSA Shareholders”), which are affiliates of Efanur and IRSA. Pursuant to the Voting Agreements, each of the StepStone Shareholders and IRSA Shareholders separately committed to vote their voting securities in the Company at a special meeting of shareholders to approve the issuance of the common stock, and any change of control that could result from the issuance of the common stock, in a Rights Offering or a Non-Rights Offering Conversion, as required pursuant to NYSE American Company Guide Rule 713. The aggregate voting power of the StepStone Shareholders and IRSA Shareholders committed to vote affirmatively for such matters is sufficient to assure approval of such matters at a shareholders meeting.

The foregoing summary of the respective Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the Voting Agreements, copies of which are attached as Exhibits 10.6 and 10.7 and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Item 1.01 is incorporated herein by reference.

The Notes were issued to SREP and Efanur in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof, as such issuances of securities were not made in a public offering, the Company did not engage in general solicitation or advertising and SREP and Efanur are accredited investors.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Ninth Amendment to Credit Agreement dated as of November 18, 2020 among Condor Hospitality Limited Partnership, as Borrower, the Company and the subsidiary guarantors party thereto, as Guarantors, KeyBank National Association and the other lenders party thereto, as Lenders, and KeyBank National Association, as Administrative Agent.

10.2	Exhibit A to Ninth Amendment to Credit Agreement dated as of November 18, 2020 among Condor Hospitality Limited Partnership, as Borrower, the Company and the subsidiary guarantors party thereto, as Guarantors, KeyBank National Association and the other lenders party thereto, as Lenders, and KeyBank National Association, as Administrative Agent.

10.3	Exhibit B to Ninth Amendment to Credit Agreement dated as of November 18, 2020 among Condor Hospitality Limited Partnership, as Borrower, the Company and the subsidiary guarantors party thereto, as Guarantors, KeyBank National Association and the other lenders party thereto, as Lenders, and KeyBank National Association, as Administrative Agent.

10.4	Convertible Promissory Note and Loan Agreement dated as of November 18, 2020 by Condor Hospitality Trust, Inc. in favor of SREP III Flight-Investco 2, L.P.

10.5	Convertible Promissory Note and Loan Agreement dated as of November 18, 2020 by Condor Hospitality Trust, Inc. in favor of Efanur S.A.

10.6	Voting Agreement dated as of November 18, 2020 between StepStone Group Real Estate LP, StepStone Rep III (GP), LLC, StepStone Group Real Estate Holdings LLC, SREP Flight-Investco, L.P. and Condor Hospitality Trust, Inc.

10.7	Voting Agreement dated as of November 18, 2020 between Real Estate Investment Group VII L.P., Real Estate Strategies L.P., Efanur S.A. and Condor Hospitality Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: November 19, 2020	By:	/s/ Jill Burger
	Name:	Jill Burger
	Title:	Interim Chief Financial Officer